                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated April 8, 1996, with respect to the consolidated financial statements of RSA Data Security, Inc. (not presented separately herein) in the Current Report (Form 8-K) of Security Dynamics Technologies, Inc.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939,
333-31793 and 333-52255) pertaining to the 1986 Stock Option Plan, the 1994 Stock Option Plan, the 1994 Employee Stock Purchase Plan, the 1994 Director Stock Option Plan, the Amended 1994 Stock Option Plan, the Amended 1994 Stock Option Plan and the Securix, Inc. 1996 Stock Option Plan, and the 1994 Stock Option Plan, as amended -1998 Restatement and the Registration Statements on Form S-3 (Nos. 333-34241 and 333-49949) for the registration of 396,387 and 784,342 shares of the common stock of Security Dynamics Technologies, Inc. of our report dated April 8, 1996, referred to in the preceding paragraph.



                                                  /s/ ERNST & YOUNG LLP
                                                  --------------------------
                                                  ERNST & YOUNG LLP


Palo Alto, California
May 20, 1998